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                                                                    Exhibit 99.4
                                                                    ------------

                                   Exhibit 1

                           SAFECO COMMON STOCK TRUST
                                 LIST OF SERIES

                          Safeco Large-Cap Value Fund

                            Safeco Core Equity Fund

                          Safeco Large-Cap Growth Fund

                           Safeco Multi-Cap Core Fund

                          Safeco Small-Cap Value Fund

                        Safeco Growth Opportunities Fund

                              Safeco Balanced Fund

                        Safeco International Stock Fund

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                                   Exhibit 2

                         FEES TO BE PAID TO THE ADVISER

FUND NAME                                       NET ASSETS                    ANNUAL FEE
---------                                       ----------                    ----------
Growth Opportunities                            $0-$250,000,000               .70 of 1%
Core Equity, Large-Cap Value, Multi-Cap Core,   $250,000,001-$750,000,000     .65 of 1%
and Balanced                                    $750,000,001-$1,250,000,000   .60 0f 1%
                                                Over $1,250,000,000           .55 of 1%

International Stock Fund*                       $0-$250,000,000               1.00 of 1%
                                                $250,000,001-$750,000,000     .90 of 1%
                                                Over $750,000,000             .80 0f 1%

Small Cap Value Fund                            $0-$250,000,000               .75 of 1%
                                                $250,000,001-$750,000,000     .70 of 1%
                                                $750,000,001-$1,250,000,000   .65 0f 1%
                                                Over $1,250,000,000           .60 of 1%

Large-Cap Growth Fund**                         $0-$250,000,000               .80 of 1%
                                                $250,000,001-$750,000,000     .75 of 1%
                                                $750,000,001-$1,250,000,000   .70 0f 1%
                                                Over $1,250,000,000           .65 of 1%

* Under the sub-advisory agreement between SAM and the sub-adviser, the sub-adviser is responsible for providing investment research and advice used to manage the investment portfolio of the International Stock Fund. In return, SAM (and not the International Stock Fund) pays the sub-adviser a fee in accordance with the schedule below:

            Net Assets                          Annual Fee
            ----------                          ----------
        $0-$50,000,000                          .60 of 1%
        $50,000,001-$100,000,000                .50 of 1%
        Over $100,000,000                       .40 of 1%

** Under the sub-advisory agreement between SAM and the sub-adviser, the sub-adviser is responsible for providing investment research and advice used to manage the investment portfolio of the Large-Cap Growth Fund. In return, SAM (and not the Large-Cap Growth Fund) pays the sub-adviser a fee in accordance with the schedule below:

            Net Assets                          Annual Fee
            ----------                          ----------
        $0-$100,000,000                         .35 of 1%
        $100,000,001-$250,000,000               .25 of 1%
        Over $250,000,000                       .20 of 1%

October 1, 2003